UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-10/A

(Amendment No. 1)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

A2Z SMART TECHNOLOGIES CORP.

(Exact name of Registrant as specified in its charter)

British Columbia, Canada	3569	Not Applicable
(Province or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

559 Briar Hill Avenue, Toronto, Ontario, M5N 1N1
(647) 558-5564

(Address and telephone number of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

telephone 1-800-221-0102

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copy to:

Gadi Levin A2Z Smart Technologies Corp. 1600-609 Granville Street Vancouver, British Columbia Canada V7Y 1C3 (647) 558-5564	Daniel D. Nauth Nauth LPC 217 Queen Street West, Suite 401 Toronto, Ontario Canada M5V 0R2 (416) 477-6031

Approximate date of commencement of proposed sale of the securities to the public:

From time to time after the effective date of this registration statement.

Province of Ontario, Canada

(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A.	☐	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☒	at some future date (check appropriate box below)

1.	☐	pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than 7 calendar days after filing).
2.	☐	pursuant to Rule 467(b) on (date) at (time) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).
3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
4.	☒	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until this Registration Statement shall become effective as provided in Rule 467 under the Securities Act of 1933, as amended (the “U.S. Securities Act”), or on such date as the Commission, acting pursuant to Section 8(a) of the U.S. Securities Act, may determine.

PART I
INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

A copy of this preliminary short form base shelf prospectus has been filed with the securities regulatory authorities in each of the provinces of British Columbia, Alberta and Ontario but has not yet become final for the purpose of the sale of securities. Information contained in this preliminary short form base shelf prospectus may not be complete and may have to be amended. The securities may not be sold until a receipt for the prospectus is obtained from the securities regulatory authorities.

This short form prospectus is a base shelf prospectus. This short form prospectus has been filed under legislation in each of the provinces of British Columbia, Alberta and Ontario, that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this short form prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities.

The information contained herein is subject to completion and amendment. A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission. These securities may not be offered or sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state of the United States in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state of the United States.

Information has been incorporated by reference in this short form base shelf prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Chief Financial Officer of A2Z Smart Technologies Corp. at 559 Briar Hill Avenue, Toronto, Ontario, Canada M5N 1N1, telephone (647) 558-5564, and are also available electronically at www.sedar.com or at www.sec.gov/edgar.shtml. The filings through SEDAR and EDGAR are not incorporated by reference unless specifically set our herein.

PRELIMINARY SHORT FORM BASE SHELF PROSPECTUS

New Issue	April 26, 2022

A2Z SMART TECHNOLOGIES CORP.

CAD$64,000,000

Common Shares

Warrants

Options

Subscription Receipts

Debt Securities

Units

This preliminary short form base shelf prospectus (the “Prospectus”) relates to the offering for sale of common shares (the “Common Shares”), warrants (the “Warrants”), options (the “Options”), subscription receipts (the “Subscription Receipts”), debt securities (the “Debt Securities”) or any combination of such securities (the “Units”) (all of the foregoing, collectively, the “Securities”) of A2Z Smart Technologies Corp. (the “Company” or “A2Z”) by the Company from time to time, during the 25-month period that this Prospectus, including any amendments hereto, remains effective, in one or more series or issuances, with a total offering price of the Securities in the aggregate, of up to CAD$64,000,000.

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The Securities may be offered in amounts and at prices to be determined based on market conditions at the time of the sale and set forth in an accompanying shelf prospectus supplement (a “Prospectus Supplement”). In addition, Securities may be offered and issued by the Company or a subsidiary of the Company in consideration for the acquisition of other businesses, assets or securities. The consideration for any such acquisition may consist of any of the Securities separately, a combination of Securities or any combination of, among other things, Securities, cash and assumption of liabilities. See “Plan of Distribution”.

Investing in the Securities of the Company involves a high degree of risk. You should carefully review the risks outlined in this Prospectus (together with any Prospectus Supplement) and in the documents incorporated by reference therein and consider such risks in connection with such investment. See “Risk Factors”.

A2Z is permitted, under a multi-jurisdictional disclosure system adopted by the securities regulatory authorities in Canada and the United States, to prepare this Prospectus in accordance with the disclosure requirements of Canada. Prospective investors in the United States should be aware that such requirements are different from those of the United States. The financial statements incorporated by reference herein have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board and thus may not be comparable to financial statements of United States companies.

The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely by the fact that the Company is governed by the laws of British Columbia, Canada, that some or all of its officers and directors are residents of a foreign country, that some or all of the experts named in this Prospectus are, and the underwriters, dealers or agents named in any Prospectus Supplement may be, residents of a foreign country, and that all or a substantial portion of the assets of the Company and said persons may be located outside of the United States. See “Risk Factors – Risks Related to an Offering – Enforcement of Civil Liabilities”.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) NOR ANY STATE OR CANADIAN SECURITIES COMMISSION OR REGULATORY AUTHORITY NOR HAS THE SEC OR ANY STATE OR CANADIAN SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

Prospective investors should be aware that the acquisition of the Securities may have tax consequences in Canada and the United States. Such consequences for investors who are resident in, or citizens of, the United States may not be described fully herein or in any applicable Prospectus Supplement. Prospective investors should read the tax discussion contained in the applicable Prospectus Supplement, if any, with respect to a particular offering of Securities.

The specific terms of the Securities with respect to a particular offering will be set out in one or more Prospectus Supplements and may include, where applicable: (i) in the case of Common Shares, the number of Common Shares being offered, the offering price and any other specific terms; (ii) in the case of Warrants or Options, the number of Warrants or Options offered, the offering price, the designation, number and terms of the Common Shares issuable upon exercise of the Warrants or Options, any procedures that will result in the adjustment of these numbers, the exercise price, dates and periods of exercise, the currency in which the Warrants or Options are issued and any other specific terms; (iii) in the case of Subscription Receipts, the number of Subscription Receipts offered, the offering price, the procedures for the exchange of the Subscription Receipts for Common Shares or other Securities, as the case may be, and any other specific terms; (iv) in the case of Debt Securities, the specific designation, aggregate principal amount, the currency or the currency unit for which the Debt Securities may be purchased, the maturity, interest provisions, authorized denominations, offering price, covenants, events of default, any terms for redemption, any exchange or conversion terms, whether the debt is senior, senior subordinated or subordinated, whether the debt is secured or unsecured and any other terms specific to the Debt Securities being offered; and (v) in the case of Units, the designation, number and terms of the Common Shares, Warrants, Options, Subscription Receipts or Debt Securities comprising the Units.

All shelf information permitted under applicable securities legislation to be omitted from the Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with the Prospectus, except in cases where an exemption from such delivery requirement has been obtained. Each Prospectus Supplement will be incorporated by reference into the Prospectus for the purposes of applicable securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains. Investors should read the Prospectus and any applicable Prospectus Supplement carefully before investing in the Securities.

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This Prospectus constitutes a public offering of the Securities only in those jurisdictions where they may be lawfully offered for sale and only by persons permitted to sell the Securities in such jurisdictions. The Company may offer and sell Securities to, or through, underwriters or dealers or through agents pursuant to exemptions from registration or qualification under applicable securities laws. A Prospectus Supplement relating to each issue of Securities will set forth the names of any underwriters, dealers or agents involved in the offering and sale of the Securities and will set forth the terms of the offering of the Securities, the method of distribution of the Securities, including, to the extent applicable, the proceeds to the Company and any fees, discounts, concessions or other compensation payable to the underwriters, dealers or agents, and any other material terms of the plan of distribution. This Prospectus may qualify an “at-the market” distribution as such term is defined in National Instrument 44-102 Shelf Distributions (“NI 44-102”). There may be market-based limitation affecting how much the Company may raise under an “at-the-market” distribution based on the Company’s historical trading activity. The Company has not engaged any investment dealer in respect of an “at-the market” distribution, and there is a possibility that the Company may not establish an ATM program at all. In connection with any offering of the Securities, other than an “at-the-market distribution” unless otherwise specified in a Prospectus Supplement, the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a higher level than that which might exist in the open market. Such transaction, if commenced, may be interrupted or discontinued at any time. No underwriter, dealer or agent involved in an “at-the-market” distribution under the applicable Prospectus Supplement, no affiliate of such an underwriter, dealer or agent and no person or company acting jointly or in concert with such underwriter, dealer or agent will over-allot Securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities, including selling an aggregate number or principal amount of securities that would result in the underwriter, dealer or agent creating an over-allocation position in the Securities. See “Plan of Distribution”.

The Common Shares are listed for trading on the TSX Venture Exchange (the “TSXV”) under the trading symbol “AZ”, in the United States on Nasdaq Stock Market LLC (“NASDAQ”) under the trading symbol “AZ” and on the Frankfurt Stock Exchange (the “FSE”) under the trading symbol “A230”. On April 25, 2022, the closing prices of the Common Shares listed on the TSXV, NASDAQ and the FSE were CAD$6.50, US$5.09, and €4.62 respectively. The Company’s registered office is located at 1600-609 Granville Street, Vancouver, British Columbia, V7Y 1C3. The Company’s head office is located at 559 Briar Hill Avenue, Toronto, Ontario, Canada M5N 1N1.

Unless otherwise disclosed herein or in any applicable Prospectus Supplement, the Warrants, the Options, the Subscription Receipts, the Debt Securities and the Units will not be listed on any securities exchange. Unless the Securities are disclosed to be listed, there will be no market through which these Securities may be sold, and purchasers may not be able to resell these Securities purchased under this Prospectus. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities, and the extent of issuer regulation.

Prospective investors should be aware that the purchase of Securities may have tax consequences that may not be fully described in this Prospectus or in any Prospectus Supplement, and should carefully review the tax discussion, if any, in the applicable Prospectus Supplement and in any event consult with a tax advisor.

No person is authorized by the Company to provide any information or to make any representation other than as contained in this Prospectus in connection with the issue and sale of the Securities offered hereunder.

No underwriter has been involved in the preparation of this Prospectus or performed any review of the contents hereof.

Each of Bentsur Joseph, Gadi Levin, Yonatan de Jongh, Amnon Peleg and Shlomo Menachem Paksher, directors and officers of the Company, resides outside of Canada. They have each appointed Maxims CS Inc., Suite 1800, 181 Bay Street, Toronto, Ontario, M5J 2T9, as agent for service of process in Ontario. Prospective purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process, see “Risk Factors – Risks Related to an Offering – Enforcement of Civil Liabilities”.

In the Prospectus, “A2Z”, “we”, “us” and “our” refers, collectively, to A2Z Smart Technologies Corp. and its wholly owned subsidiaries. All references in this document to “$” or “US$” are to the lawful currency of the United States and all references to “CAD$” are to the lawful currency of Canada, unless otherwise indicated.

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GENERAL MATTERS

A2Z is a British Columbia company that is a “reporting issuer” under Canadian securities laws in the provinces of British Columbia and Alberta. The Common Shares are listed for trading on the TSXV under the trading symbol “AZ”, on the NASDAQ under the trading symbol “AZ” and on the FSE under the trading symbol “A230”.

This Prospectus is a short form base shelf prospectus that has been filed with the securities commissions in each of the provinces of British Columbia, Alberta and Ontario in order to qualify the offering of the Securities described in this Prospectus in accordance with NI 44-102.

Under this Prospectus, the Company may sell any combination of the Securities described in this Prospectus in one or more offerings up to a total aggregate initial offering price of CAD$64,000,000. This Prospectus provides you with a general description of the Securities that we may offer in connection with this Prospectus. Each time we sell Securities under this Prospectus we will provide a Prospectus Supplement that will contain specific information about the terms of that specific offering. The specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in a Prospectus Supplement.

You should rely only on the information contained in or incorporated by reference into this Prospectus and in any applicable Prospectus Supplement. The Company has not authorized anyone to provide you with different information. The Company is not making any offer of these Securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this Prospectus and any Prospectus Supplement is accurate as of any date other than the date on the front of those documents or that any information contained in any document incorporated by reference is accurate as of any date other than the date of that document.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with the securities commissions or similar authorities in each of the provinces of Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the General Counsel and Corporate Secretary of the Company at its head office at 559 Briar Hill Avenue, Toronto, Ontario, Canada, M5N 1N1, telephone (647) 558-5564, and are also available electronically through the System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com or at www.sec.gov/edgar.shtml (“EDGAR”). The filings of the Company through SEDAR and EDGAR are not incorporated by reference in this Prospectus except as specifically set out herein.

The following documents of the Company filed with various securities commissions or similar authorities in provinces and territories of Canada in which we are a reporting issuer are specifically incorporated by reference into, and form an integral part of, this Prospectus:

(a)	annual information form of the Company dated March 31, 2022 (the “AIF”) for the year ended December 31, 2021;
(b)	audited consolidated financial statements of the Company as at and for the years ended December 31, 2021 and 2020, together with the notes thereto and the auditors’ report thereon;
(c)	management’s discussion and analysis of the Company for the year ended December 31, 2021 (the “MD&A”);
(d)	management information circular of the Company dated February 27, 2022 relating to the annual and special meeting of shareholders held on March 28, 2022;
(e)	material change report dated February 7, 2022 with respect to the Company’s acquisition of all of the issued and outstanding shares of Isramat Ltd. (“Isramat”); and
(f)	material change report dated March 23, 2022 with respect to the reappointment of Mr. Gadi Levin as Chief Financial Officer of the Company.

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Any document of the type referred to in Section 11.1 of Form 44-101F1 Short Form Prospectus (excluding confidential material change reports) filed by the Company with a securities commission or similar regulatory authority in Canada after the date of this Prospectus and before the termination of the distribution are deemed to be incorporated by reference into this Prospectus. In addition, to the extent that any document or information incorporated by reference into this Prospectus is included in any report filed with or furnished by the Company to the SEC pursuant to the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Prospectus, that document or information shall be deemed to be incorporated by reference as an exhibit to the Registration Statement (as defined below) of which this Prospectus forms a part (in the case of Form 6-K and Form 8-K, only if and to the extent set forth therein). The Company may also incorporate other information filed with or furnished to the SEC under the Exchange Act, provided that information included in any report on Form 6-K or Form 8-K shall be so deemed to be incorporated by reference only if and to the extent expressly provided in such Form 6-K or Form 8-K.

Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded to the extent that a statement contained herein, in any Prospectus Supplement or in any other subsequently filed document that is also incorporated or is deemed to be incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information contained in the document that it modifies or supersedes. The making of a modifying or superseding statement will not be deemed an admission for any purpose that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of the Prospectus.

Upon a new annual information form and related annual financial statements being filed by us with, and where required, accepted by, the applicable securities regulatory authority during the currency of this Prospectus, the previous annual information form, the previous annual financial statements and all interim financial statements, material change reports and information circulars and all Prospectus Supplements filed prior to the commencement of our financial year in which a new annual information form is filed shall be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of Securities hereunder. Upon condensed consolidated interim financial statements and the accompanying management’s discussion and analysis of financial condition and results of operations being filed by us with the applicable Canadian securities commissions or similar regulatory authorities during the period that this Prospectus is effective, all condensed consolidated interim financial statements and the accompanying management’s discussion and analysis of financial condition and results of operations filed prior to such new condensed consolidated interim financial statements and management’s discussion and analysis of financial condition and results of operations shall be deemed to no longer be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus. In addition, upon a new management information circular for an annual meeting of shareholders being filed by us with the applicable Canadian securities commissions or similar regulatory authorities during the period that this Prospectus is effective, the previous management information circular filed in respect of the prior annual meeting of shareholders shall no longer be deemed to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus.

All information permitted under applicable securities legislation to be omitted from the Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with the Prospectus, except in cases where an exemption from such delivery requirements has been obtained. A Prospectus Supplement containing the specific terms of an offering of Securities will be delivered to purchasers of such Securities together with this Prospectus and will be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement, but only for the purposes of the offering of Securities covered by that Prospectus Supplement. Investors should read the Prospectus and any applicable Prospectus Supplement carefully before investing in the Company’s Securities.

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Any template version of any “marketing materials” (as such term is defined in National Instrument 44-101 Short Form Prospectus Distributions) filed after the date of a Prospectus Supplement and before the termination of the distribution of the Securities offered pursuant to such Prospectus Supplement (together with this Prospectus) is deemed to be incorporated by reference in such Prospectus Supplement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

Certain statements contained in this Prospectus, and in certain documents incorporated by reference herein, constitute “forward-looking information” and “forward-looking statements” (collectively referred to as “forward-looking statements”) within the meaning of Canadian securities legislation and the United States Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this Prospectus and in documents incorporated by reference in this Prospectus, including, without limitation, those regarding the Company’s future financial position and results of operations, strategy, plans, objectives, goals, targets and future developments of the Company in the markets where the Company participates or is seeking to participate, and any statements preceded by, followed by or that include the words “considers”, “plans”, “expects” or “does not expect”, “is expected”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “occur” or “be achieved” or the negative of these terms or comparable terminology, are forward-looking statements.

These statements are not historical facts but instead represent only the Company’s expectations, estimates and projections regarding future events. These statements are not guarantees of future performance and involve assumptions, risks and uncertainties that are difficult to predict. Therefore, actual results may differ materially from what is expressed, implied or forecasted in such forward-looking statements. Additional factors that could cause actual results, performance or achievements to differ materially include, but are not limited to, those discussed under “Risk Factors” in the AIF and in this Prospectus and in other documents incorporated by reference in this Prospectus. Management provides forward-looking statements because it believes they provide useful information to readers when considering their investment objectives and cautions readers that the information may not be appropriate for other purposes. Consequently, all of the forward-looking statements made in this Prospectus and in documents incorporated by reference in this Prospectus are qualified by these cautionary statements and other cautionary statements or factors contained herein, and there can be no assurance that the actual results or developments will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company. These forward-looking statements are made as of the date of this Prospectus and the Company assumes no obligation to update or revise them to reflect subsequent information, events or circumstances or otherwise, except as required by law.

The forward-looking statements in this Prospectus and in documents incorporated by reference in this Prospectus are based on numerous assumptions regarding the Company’s present and future business strategies and the environment in which the Company will operate in the future, including assumptions regarding business and operating strategies, and the Company’s ability to operate on a profitable basis.

Risks which could affect future results and could cause results to differ materially from those expressed in the forward-looking statements contained herein include:

●	The Company has incurred significant losses and there can be no assurance when, or if, the Company will achieve or maintain profitability.
●	The Company expects that it will need to raise additional capital to meet the Company’s business requirements in the future, which is likely to be challenging, could be highly dilutive and may cause the market price of the Common Shares to decline.
●	The Company’s business is subject to risks arising from a widespread outbreak of an illness or any other communicable disease, or any other public health crisis, such as the COVID-19 pandemic, which has impacted and could continue to impact the business.
●	The market for the Company’s retail automation and civilian technology is new and unproven, may experience limited growth.
●	Failure to effectively develop and expand the Company’s sales and marketing capabilities could harm the ability to grow the business and achieve broader market acceptance of the Company’s products.

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●	The Company expects the sales cycle to be long and unpredictable and require considerable time and expense before executing a customer agreement, which may make it difficult to project when, if at all, the Company will obtain new customers and when the Company will generate revenue from those customers.
●	If the Company is not able to enhance the brand and increase market awareness of the Company and products, then the business, results of operations and financial condition may be adversely affected.
●	If the Company does not develop enhancements to the technology and introduce new products that achieve market acceptance, the business, results of operations and financial condition could be adversely affected.
●	The technology markets in which the Company competes are both subject to rapid technological change and, to compete, the Company must continually enhance its products and services.
●	The Company depends on a relatively small number of customers for the maintenance services, the main source of the Company’s current revenues; the loss of one or more of whom may have a material adverse effect on the Company’s operating results.
●	The Company’s growth depends, in part, on the success of the strategic relationships with third parties.
●	The Company’s future profitability depends, in part, on subcontractor and supplier performance and financial viability as well as component availability and pricing.
●	Revenues from the Company’s military products are subject to cyclical variations in the military market and changes in government spending.
●	Information technology system failures or breaches of the Company’s network security could interrupt the operations and adversely affect the business.
●	Real or perceived errors, failures, or bugs in the technology could adversely affect the Company’s operating results and growth prospects.
●	The Company could be harmed by improper disclosure or loss of sensitive or confidential Company, employee, or customer data, including personal data.
●	A material breach in security relating to the Company’s information systems and regulation related to such breaches could adversely affect the Company.
●	The Company’s contracts may contain performance obligations that require innovative design capabilities, are technologically complex, require state-of-the-art manufacturing expertise or are dependent upon factors not wholly within the Company’s control. Failure to meet the contractual obligations could adversely affect the Company’s profitability, reputation and future prospects.
●	The Company’s insurance coverage, customer indemnifications or other liability protections may be unavailable or inadequate to cover all of the significant risks or the insurers may deny coverage of or be unable to pay for material losses the Company incurs, which could adversely affect the Company’s profitability and overall financial position.
●	The Company develops products and services related to hazardous and high-risk operations, which subjects the Company to various environmental, regulatory, financial, reputational and other risks.
●	The Company may not be able to adequately protect its intellectual property, which, in turn, could harm the value of the brands and adversely affect the business.
●	The Company may face intense competition and expect competition to increase in the future, which could prohibit the Company from developing a customer base and generating revenue.
●	The Company’s business operations and future development could be significantly disrupted if the Company loses key members of its management team.
●	The Company’s ability to meet the needs of its customers depends, in part, on the Company’s ability to maintain a qualified workforce.
●	If the Company is able to expand the operations, the Company may be unable to successfully manage its future growth.
●	The Company may become subject to various investigations, claims, disputes, enforcement actions, litigation, arbitration and other legal proceedings that could ultimately be resolved against the Company.

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●	The Company’s reputation, the ability to do business and the Company’s financial position, results of operations and/or cash flows may be impacted by the improper conduct of employees, agents, subcontractors, suppliers, business partners or joint ventures in which the Company participates.
●	The Company may not generate the expected benefits of the acquisition of Cust2Mate Ltd (“Cust2Mate”) and Isramat, and the acquisition of same could disrupt the Company’s ongoing business, distract management and increase the Company’s expenses.
●	If the Company expands its operations into and other parts of the world, the Company will face certain additional risks and challenges.
●	The Company’s principal offices and customers are located in Israel and, therefore, the business, financial condition and results of operation may be adversely affected by political, economic and military instability in Israel.
●	The Company’s operations may be disrupted as a result of the obligation of management or key personnel to perform military service.
●	It may be difficult to enforce a judgment of a Canadian court against the Company, certain of the Company’s officers and directors or the Israeli experts named in the AIF are in Israel, to assert Canadian securities laws claims in Israel or to serve process on certain of the officers and directors and these experts.
●	The Company may become subject to claims for payment of compensation for assigned service inventions by the Company’s current or former employees, which could result in litigation and adversely affect the business.
●	Israeli law may delay, prevent or impact acquisition of the Company’s controlling interest.
●	A more active, liquid trading market for the Common Shares may not develop, and the price of the Common Shares may fluctuate significantly.
●	Concentration of ownership of the Common Shares may enable one shareholder or a small number of shareholders to significantly influence matters requiring shareholder approval.
●	Sales by the Company’s shareholders of a substantial number of the Common Shares in the public market could adversely affect the market price of the Common Shares.
●	The exercise of outstanding warrants and options will have a dilutive effect on the percentage ownership of the Common Shares by existing shareholders.
●	The Common Shares will be traded on more than one market and this may result in price variations.
●	Speculative nature of investment risk.
●	Potential need for additional financing.
●	Potential dilution.
●	Volatile market for the Common Shares.
●	Future sales affecting market price.
●	Management discretion concerning use of proceeds.
●	Enforcement of civil liabilities.

In addition to the factors set out above and those identified under the heading “Risk Factors” in the AIF and in this Prospectus, other factors not currently viewed as material could cause actual results to differ materially from those described in the forward-looking statements. Although the Company has attempted to identify important risks and factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors and risks that cause actions, events or results not to be anticipated, estimated or intended. Accordingly, readers should not place any undue reliance on forward-looking statements.

Many of these factors are beyond the Company’s ability to control or predict. These factors are not intended to represent a complete list of the general or specific factors that may affect the Company. The Company may note additional factors elsewhere in this Prospectus and in any documents incorporated by reference into this Prospectus. All forward-looking statements speak only as of the date made. All subsequent written and oral forward-looking statements attributable to the Company, or persons acting on the Company’s behalf, are expressly qualified in their entirety by the cautionary statements. Except as required by law, the Company undertakes no obligation to update any forward-looking statement.

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DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been, or will be, filed with the SEC as part of the Registration Statement (as defined below) of which this Prospectus forms a part: (1) the documents listed under “Documents Incorporated by Reference”; (2) the consent of BDO Ziv Haft; (3) powers of attorney from certain of the Company’s directors and officers; and (4) a copy of the form of indenture for Debt Securities. A copy of the form of any applicable warrant agreement, subscription receipt agreement or statement of eligibility of trustee on Form T-1, as applicable, will be filed by post-effective amendment or by incorporation by reference to documents filed or furnished with the SEC under the Exchange Act.

AVAILABLE INFORMATION

The Company is subject to the information reporting requirements of the Exchange Act and applicable Canadian requirements and, in accordance therewith, files reports and other information with the SEC and with securities regulatory authorities in Canada. Under the multi-jurisdictional disclosure system adopted by the United States and Canada, such reports and other information may generally be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. As a foreign private issuer, the Company is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and the Company’s officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. Prospective investors may read and download any public document that the Company has filed with the securities commission or similar regulatory authority in each of the provinces of Canada on SEDAR at www.sedar.com. The reports and other information filed and furnished by the Company with the SEC can be inspected on the SEC’s website at www.sec.gov.

The Company has filed with the SEC a registration statement on Form F-10 (the “Registration Statement”) under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), with respect to the Securities. This Prospectus, which forms part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are contained in the exhibits to the Registration Statement as permitted by the rules and regulations of the SEC. See “Documents Filed as Part of the Registration Statement”. For further information with respect to the Company and the Securities, reference is made to the Registration Statement and the exhibits thereto. Statements contained in or incorporated by reference into this Prospectus about the contents of any contract, agreement or other document are not necessarily complete and, in each instance, reference is made to the copy of the document filed as an exhibit to the Registration Statement for a complete description of the matter involved. Each such statement is qualified in its entirety by such reference. Each time the Company sells Securities under the Registration Statement, it will provide a Prospectus Supplement that will contain specific information about the terms of that offering. The Prospectus Supplement may also add, update or change information contained in this Prospectus.

CURRENCY PRESENTATION

All references in this document to “$” or “US$” are to the lawful currency of the United States and all references to “CAD$” are to the lawful currency of Canada, unless otherwise indicated.

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SUMMARY DESCRIPTION OF THE BUSINESS

This summary does not contain all the information that may be important to you in deciding whether to invest in the Securities. You should read the entire Prospectus, including the section entitled “Risk Factors” and any documents incorporated by reference herein before making such decision. Further information regarding the Company and its business is set out in the AIF, which is incorporated by reference herein.

Overview

The following chart sets out all of the Company’s material subsidiaries as at the date hereof, their jurisdictions of incorporation and the Company’s direct and indirect voting interest in each of these subsidiaries:

Business of the Company

The Company is an innovative technology company specializing in military technology and recently expanding into the civilian technology markets, including the application of the Company’s technology for “smart carts”. The Company has four main business lines: (i) the development and commercialization of retail automation solutions, in particular for large grocery stores and supermarkets; (ii) the development of the Company’s FTICS technology for the military and civilian automotive industry; and (iii) the provision of maintenance services utilizing the application of advanced engineering capabilities to the Israeli military/security markets and governmental agencies in Israel and the production of unmanned remote-controlled vehicles and energy power packs for the Israeli military; and (iv) manufacturer of precision metal parts.

Historically, the Company’s revenues were principally generated from the maintenance services that are provided to the Israeli military/security market. The Company’s products, which have historically been sold to the Israeli military/security markets, include unmanned remote-controlled vehicles of various sizes and capabilities designed for intricate bomb disposal, counter terrorism, and firefighting, as well as energy storage power packs, all of which are fully commercialized for military use.

The Company is now focusing its attention on its Cust2Mate division and aims to become the leading mobile checkout system in the international market, providing the optimum solution which simultaneously meets the compelling needs of both shoppers and supermarket retailers. The Company is seeking to adapt certain of its military grade products and knowhow to the civilian market. The Company is also developing the FTICS, a patented 3-part system that is designed to suppress combustion of fuel and deploy in the event of a vehicle collision.

For further details relating to the Company’s business, please refer to the Company’s AIF.

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COVID-19 Pandemic

On January 30, 2020, the World Health Organization (the “WHO”) declared the ongoing COVID-19 outbreak a global health emergency and on March 11, 2020, the WHO expanded its classification of the outbreak to a worldwide pandemic. Governments globally enacted measures to combat the spread of COVID-19. The COVID-19 outbreak continues to rapidly evolve and is causing business disruptions across the entire global economy and society. To help slow the spread of COVID-19, the Company’s employees have been working remotely, where possible, and abiding by local and national guidance put in place related to social distancing and restrictions on travel outside of the home.

The Company has experienced an impact on all of its business activities, including delays in the roll out and completion of certain pilot programs and the slowed pace in research and development projects.

The duration and the immediate and eventual impact of the COVID-19 pandemic remains unknown. In particular, it is not possible to reliably estimate the length and severity of these developments and the impact on the financial results and condition of the Company. To date, a number of businesses have suspended or scaled back their operations and development as cases of COVID-19 have been confirmed, for precautionary purposes or as governments have declared a state of emergency or taken other actions. In the event that the operations or development of the Company are suspended or scaled back, or if the Company’s supply chains are disrupted, such events may have a material adverse effect on the Company. The breadth of the impact of the COVID-19 pandemic on investors, businesses, the global economy and financial and commodity markets may also have a material adverse effect on the Company.

Select Recent Developments

There have been no material developments in the business of the Company since March 31, 2022, the date of the AIF, which have not been disclosed in this Prospectus or the documents incorporated by reference herein.

MILESTONES

The filing statement of the Company dated November 28, 2019 (the “Filing Statement”), which is available on SEDAR at www.sedar.com, identified certain business milestones of the Company, which are reproduced and expanded below. As of the date hereof, the Company provided the status of these milestones, the actual or revised estimated costs and the revised date of expected completion thereof, if applicable. Further, the Company has included additional objectives and milestones that have been identified since the date of the Filing Statement.

The following are “forward-looking statements” and as such, there is no guarantee that such milestones will be achieved on the timelines indicated or at all. Forward-looking statements are based on management’s current expectations and are subject to a number of risks, uncertainties, and assumptions. See “Cautionary Note Regarding Forward-Looking Information” and “Risk Factors”.

The table below describes the differences between (i) the Company’s anticipated use of proceeds, with respect to the Company’s milestones, from a concurrent financing completed on December 16, 2019 by the Company’s wholly-owned subsidiary, 1219054 B.C. Ltd. in connection with the Company’s Qualifying Transaction (the “Concurrent Private Placement”); and (ii) the Company’s current estimated use of proceeds, with respect to the Company’s milestones as at March 31, 2022:

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Milestone(1)	Estimated Cost (USD)	Actual / Estimated Timeframe for Completion	Status
Complete the development of its two automotive products(2)	$1,000,000	2023	Ongoing
Successfully initiate sales of it automotive products in Israel and Canada(2)	$50,000	2023	Ongoing
Launch sales of its military products to the civilian marketplace(2)	$100,000	2023	Ongoing
Continue to grow sales, sales support, marketing and product development of automotive and civilian products(2)	$200,000	Ongoing	Ongoing
Development of Cust2Mate product(3)	$2,500,000	2021	Complete
Completion of first pilot of the Cust2Mate product(3)	$500,000	2021	Complete
Acquisition of Isramat(3)	$250,000	2022	Complete
Supply of first order of Cust2Mate product	$250,000	Q1 2022	Ongoing
Completion of 4 pilots of the Cust2Mate product	$500,000	2022	Ongoing

Notes:

(1) There may be circumstances where for sound business reasons the Company determines to not proceed with a milestone.

(2) These milestones were previously disclosed in the Filing Statement under the heading “Part III – Information Concerning the Resulting Issuer – Narrative Description of the Business – Stated Business Objectives and Milestones”. The Company’s business objectives and milestones that were included in the Filing Statement were based on the Company’s business focus at the time, being the military technology market. As of November 16, 2020, the Company shifted the focus of its business to include civilian technology markets, including the application of the Company’s technology for “smart carts”. As a result of this shift in its business, the Company updated its business objectives and milestones, as reflected by the addition of the business objectives and milestones in the above table.

(3) Additional business objectives and milestones that have been identified by the Company subsequent to the filing of the Filing Statement as a result of the Company’s shift in business focus to include civilian technology markets, including the application of the Company’s technology for “smart carts”.

The actual amount that the Company spends in connection with each of the intended uses of proceeds will depend on a number of factors, including those listed under “Risk Factors” in, or incorporated by reference in, this Prospectus or unforeseen events.

Other than as described in the AIF and herein, to the knowledge of management, there are no other particular significant events or milestones that must occur for the Company’s initial business objectives in the next 12 months to be accomplished. However, there is no guarantee that the Company will meet its business objectives or milestones described above within the specific time periods, within the estimated costs or at all. The Company may, for sound business reasons, reallocate its time or capital resources, or both, differently than as described above.

USE OF PROCEEDS

Unless otherwise specified in a Prospectus Supplement, the net proceeds of any offering of securities under a Prospectus Supplement will be used for general corporate purposes and general working capital. More detailed information regarding the use of proceeds from a sale of securities will be included in the applicable Prospectus Supplement.

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All expenses relating to an offering of securities and any compensation paid to underwriters, dealers or agents, as the case may be, will be paid out of the Company’s general funds, unless otherwise stated in the applicable Prospectus Supplement.

Update - Prior Use of Proceeds Disclosure

The table below describes the difference between the Company’s anticipated use of proceeds from the Concurrent Private Placement as described in the Filing Statement and in news releases dated January 30, 2020, November 16, 2020, December 29, 2020, April 9, 2021 and June 3, 2021 related to private placements occurring from the time of the Filing Statement to March 31, 2022, and the amounts actually spent for the period from November 28, 2019 to March 31, 2022, and the future use of proceeds for the next 12 months from April 26, 2022 to April 26, 2023. The total use of funds represents the sum total of the amount spent and the future use of funds as at March 31, 2022. The Company notes the below variances do not have a material impact on the Company’s ability to achieve its business objectives and milestones.

	A	A1	B	C	D=B-C	E=C+D
Use of Available Funds	Previous Disclosure Regarding Use of Proceeds (CAD)	Previous Disclosure Regarding Use of Proceeds (USD)	Revised Estimated Use of Funds (USD)	Amount Spent (USD)	Future Use of Funds (USD)	Total Use of Funds (USD)
Filing Statement
Commission relating to the Concurrent Private Placement	$35,000	$27,000	$27,000	$27,000	Nil	$27,000
Costs related to the Qualifying Transaction	$100,000	$77,000	$77,000	$77,000	Nil	$77,000
General and administrative(1)	$871,098	$670,000	$7,715,000	$4,715,000	$3,000,000	$7,715,000
Research and development expenses into civilian applications	$157,895	$121,000	$1,000,000	$400,000	$600,000	$1,000,000
2020 and 2021 Financings – Integration and Growth of Cust2mate Business
Successful integration of the Cust2mate business	$6,778,043	$5,214,000	$5,214,000	$6,800,000	($1,586,000)	Nil
Continued research and development of Cust2mate product	$10,056,000	$8,590,000	$8,590,000	$5,000,000	$3,590,000	$8,590,000
Production costs to grow sales of the Cust2mate product	N/A	-	$20,000,000	Nil	$20,000,000	$20,000,000
Completion of 4 pilots of the Cust2mate product	$1,000,000	$769,000	$769,000	$250,000	$519,000	$769,000
Total use of funds	$18,998,036	$15,468,000	$43,392,000	$17,269,000	$26,123,000	$43,415,000
Unallocated working capital	$1,298,027	$998,000	$2,000,000	$1,298,027	$701,973	$2,000,000
TOTAL:	$20,296,063	$16,466,000	$45,392,000	$18,567,027	$26,824,973	$45,415,000

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Note:

(1) As disclosed in the Filing Statement, general and administrative expenses originally were comprised of: $150,000 (investor relations and communication fees); $71,168 (office and rent); $98,684 (professional fees); $20,005 (listing, filing and transfer agent fees); $20,000 (travel); $46,068 (miscellaneous G&A); $26,316 (insurance); $36,445 (marketing); and $395,613 (salaries and consulting fees). As at the date of this Prospectus, as shown in the above revised estimated use of funds and total use of funds, the general and administrative expenses over the next 12 months (April 26, 2022 to April 26, 2023) are expected to be comprised of: $500,000 (investor relations and communication fees); $500,000 (office and rent); $1,500,000 (professional fees); $500,000 (listing, filing and transfer agent fees); $400,000 (travel); $315,000 (miscellaneous G&A); $500,000 (insurance); $2,000,000 (marketing); and $1,500,000 (salaries and consulting fees).

The Company has negative cash flow from operating activities and has historically incurred net losses. To the extent that the Company has negative operating cash flows in future periods, it may need to deploy a portion of its existing working capital to fund such negative cash flows. The Company may be required to raise additional funds through the issuance of additional equity securities, through loan financing, or other means, such as through partnerships with other companies and research and development reimbursements. There is no assurance that additional capital or other types of financing will be available if needed or that these financings will be on terms at least as favourable to the Company as those previously obtained. See “Risk Factors”.

The expected use of proceeds represents the Company’s current intentions based upon its present plans and business condition, which could change in the future as its plans and business conditions evolve. The amounts and timing of the actual use of the net proceeds will depend on multiple factors and there may be circumstances where, for sound business reasons, a reallocation of funds may be necessary in order for the Company to achieve its stated business objectives. The Company may also require additional funds in order to fulfill its expenditure requirements to meet existing and any new business objectives, and the Company expects to either issue additional securities or incur debt to do so. As a result, management will retain broad discretion in the application of the net proceeds, and investors will be relying on management’s judgment regarding the application of the net proceeds.

The actual amount that the Company spends in connection with each of the intended uses of proceeds will depend on a number of factors, including those listed under “Risk Factors” in, or incorporated by reference in, this Prospectus or unforeseen events.

Certain COVID-19 related risks could delay or slow the implementation of the planned objectives resulting in additional costs for the Company to achieve its business objectives. The extent to which COVID-19 may impact the Company’s business activities will depend on future developments, such as the ultimate geographic spread of the disease, the duration of the outbreak, travel restrictions, business disruptions, and the effectiveness of actions taken in Canada and other countries to contain and treat the disease. As these events are highly uncertain and the Company cannot determine their potential impact on operations at this time. The COVID-19 pandemic may negatively impact the Company’s business through disruption of supply and manufacturing, which would influence the amount and timing of planned expenditure. For example, prolonged disruptions in the supply of goods and services relied on by the Company to develop its products or restrictions resulting from government regulations that impact the Company ability to conduct its studies may adversely impact the Company’s business. See “Summary Description of the Business” and “Risk Factors”.

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EARNINGS COVERAGE RATIO

Earnings coverage ratios will be provided as required in the applicable Prospectus Supplement(s) with respect to the issuance of Debt Securities pursuant to this Prospectus.

CONSOLIDATED CAPITALIZATION OF THE COMPANY

The authorized share capital of the Company consists of an unlimited number of Common Shares of which 27,149,364 are issued and outstanding.

The following convertible securities of the Company are issued and outstanding:

1.	warrants to purchase up to 5,486,560 Common Shares at a weighted average exercise price of $3.97 per Common Share; and

2.	incentive stock options of the Company to purchase up to 820,010 Common Shares at a weighted average exercise price of $1.78 per Common Share.

PRIOR SALES

The following table sets forth the date on, number of and prices at which the Company has issued Common Shares or Securities that are convertible or exercisable into Common Shares in the 12 months preceding the date hereof:

Date of Issuance	Security	Number of Securities/Aggregate Principal Amount	Issue / Exercise / Conversion Price		Reason for Issuance
April 9, 2021	Units	663,298		$2.72	Private placement(1)
June 3, 2021	Units	3,253,687		$2.72	Private placement(2)
October 28, 2021	Options	16,677		$8.00	Option grant(3)
February 3, 2022	Common Shares	274,774	US$	7.6311	Acquisition of Isramat Ltd. (4)

Notes:

(1)	On April 9, 2021, the Company completed a private placement of units (each, an “April Unit”) for aggregate gross proceeds of $1,804,170, with each April Unit consisting of one Common Share and one common share purchase warrant (each, an “April Unit Warrant”). Each April Unit Warrant entitles the holder to acquire one additional Common Share at a price of $3.68 per share until April 14, 2023.
(2)	On June 3, 2021, the Company completed a private placement of units (each, a “June Unit”) for aggregate gross proceeds of $8,850,028, with each June Unit consisting of one Common Share and one common share purchase warrant (each, a “June Unit Warrant”). Each June Unit Warrant entitles the holder to acquire one additional Common Share at a price of $3.68 per share until May 28, 2023.
(3)	On October 28, 2021, the Company granted 16,677 options with the following vesting conditions: 5,559 options vest immediately, 5,559 options vest after 12 months from grant date, and 5,559 options vest after 24 months from grant date.
(4)	On February 3, 2022, the Company acquired all of the issued and outstanding shares of Isramat pursuant to the terms of a share purchase agreement dated January 17, 2022. As consideration, the Company made a cash payment of US$900,000 and issued an aggregate of 274,774 Common Shares to the shareholders of Isramat at a deemed price of US$7.6311 per share.

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TRADING PRICE AND VOLUME

The Common Shares are listed for trading on the TSXV under the stock symbol “AZ”. The following table sets forth, for the periods indicated, the reported high and low prices and the trading volume of the Common Shares on the TSXV:

Month	High (CAD$)	Low (CAD$)	Volume
March 2021	$9.27	$9.27	28,020
April 2021	$10.08	$9.75	23,502
May 2021	$9.72	$9.72	100
June 2021	$12.00	$11.46	8,078
July 2021	$8.91	$7.56	73,324
August 2021	$6.81	$6.45	14,918
September 2021	$9.00	$8.99	1,660
October 2021	$10.10	$9.87	34,299
November 2021	$9.11	$8.51	5,655
December 2021	$14.40	$13.29	8,083
January 2022	$7.37	$7.08	1,304
February 2022	$8.88	$6.81	2,699,756
March 2022	$8.50	$6.82	28,864
April 1 – 25, 2022	$7.90	$6.25	26,552

As the close of business on April 25, 2022, the last trading day prior to the date of this Prospectus, the closing price of the Common Shares as quoted by the TSXV was CAD$6.50 per Common Share.

The Common Shares also commenced trading on the NASDAQ under the stock symbol “AZ” on January 5, 2022. The following table sets forth, for the periods indicated, the reported high and low prices and the trading volume of the Common Shares on the NASDAQ:

Month	High (US$)	Low (US$)	Volume
January 2022	$5.80	$5.58	1,261,879
February 2022	$6.48	$5.72	80,227
March 2022	$6.74	$5.15	713,319
April 1 – 25, 2022	$6.37	$5.02	318,173

As the close of business on April 25, 2022, the last trading day prior to the date of this Prospectus, the closing price of the Common Shares as quoted by the NASDAQ was US$5.09 per Common Share.

DIVIDEND RECORD AND POLICY

The Company has never declared nor paid dividends on the Common Shares. Currently, the Company intends to retain its future earnings, if any, to fund the development and growth of its business, and the Company does not anticipate declaring or paying any dividends on the Common Shares in the near future, although the Company reserves the right to pay dividends if and when it is determined to be advisable by the board of directors of the Company. As a result, shareholders will have to rely on capital appreciation, if any, to earn a return on investment in the Common Shares in the foreseeable future.

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DESCRIPTION OF SECURITIES

The Securities may be offered under this Prospectus in amounts and at prices to be determined based on market conditions at the time of the sale and such amounts and prices will be set forth in the accompanying Prospectus Supplement. The Securities may be issued alone or in combination and for such consideration determined by our board of directors.

Common Shares

The Company is authorized to issue an unlimited number of Common Shares of which, as at April 26, 2022, 27,249,364 were issued and outstanding.

Each Common Share entitles the holder thereof to one vote at meetings of shareholders of the Company other than meetings of the holders of another class of shares. Each holder of Common Shares is also entitled to receive dividends if, as and when declared by the board of directors of the Company. Holders of Common Shares are entitled to participate in any distribution of the Company’s net assets upon liquidation, dissolution or winding-up on an equal basis per share. There are no pre-emptive, redemption, retraction, purchase or conversion rights attaching to the Common Shares.

Warrants

This section describes the general terms that will apply to any Warrants for the purchase of Common Shares. To the extent required under applicable law, we will not offer Warrants for sale separately to any member of the public in Canada unless the offering of such Warrants is in connection with and forms a part of the consideration for an acquisition or merger transaction, or unless the applicable Prospectus Supplement containing the specific terms of the Warrants to be offered separately is first approved, in accordance with applicable laws, for filing by the securities commissions or similar regulatory authorities in each of the jurisdictions where the Warrants will be offered for sale.

Subject to the foregoing, we may issue Warrants independently or together with other securities, and Warrants sold with other securities may be attached to or separate from the other securities. Warrants may be issued directly by us to the purchasers thereof or under one or more warrant indentures or warrant agency agreements to be entered into by us and one or more banks or trust companies acting as warrant agent. Warrants, like other Securities that may be sold, may be listed on a securities exchange subject to exchange listing requirements and applicable legal requirements.

This summary of some of the provisions of the Warrants is not complete. The statements made in the Prospectus relating to any warrant agreement and Warrants to be issued under the Prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable warrant agreement. Investors should refer to the warrant indenture or warrant agency agreement relating to the specific warrants being offered for the complete terms of the Warrants. A copy of any warrant indenture or warrant agency agreement relating to an offering of Warrants will be filed by us with the applicable securities regulatory authorities in Canada following its execution.

The particular terms of each issue of Warrants will be described in the applicable Prospectus Supplement. This description will include, where applicable:

●	the designation and aggregate number of Warrants;

●	the price at which the Warrants will be offered;

●	the currency or currencies in which the Warrants will be offered;

●	the date on which the right to exercise the Warrants will commence and the date on which the right will expire;

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●	if applicable, the identity of the Warrant agent;

●	whether the Warrants will be listed on any securities exchange;

●	any minimum or maximum subscription amount;

●	the number of Common Shares that may be purchased upon exercise of each Warrant and the price at which and currency or currencies in which the Common Shares may be purchased upon exercise of each Warrant;

●	the designation and terms of any securities with which the Warrants will be offered, if any, and the number of the Warrants that will be offered with each security;

●	the date or dates, if any, on or after which the Warrants and the related securities will be transferable separately;

●	whether the Warrants will be subject to redemption and, if so, the terms of such redemption provisions;

●	whether the Warrants are to be issued in registered form, “book-entry only” form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

●	any material risk factors relating to such Warrants and the Common Shares to be issued upon exercise of the Warrants;

●	any other rights, privileges, restrictions and conditions attaching to the Warrants and the Common Shares to be issued upon exercise of the Warrants;

●	material Canadian and United States federal income tax consequences of owning and exercising the Warrants; and

●	any other material terms or conditions of the Warrants and the Securities to be issued upon exercise of the Warrants.

The terms and provisions of any Warrants offered under a Prospectus Supplement may differ from the terms described above and may not be subject to or contain any or all of the terms described above.

Prior to the exercise of any Warrants, holders of Warrants will not have any of the rights of holders of the Common Shares purchasable upon such exercise or the right to vote such underlying securities.

Options

We may issue or grant Options in connection with acquisitions, merger transactions, or to directors, officers, employees or consultants, as applicable. This section describes the general terms that may apply to such Options and does not purport to be complete.

The particular terms and conditions applicable to each Option issue will be comprehensively described in the applicable Option Agreement and related Prospectus Supplement. This description will include, where applicable:

●	the designation and aggregate number of Options;

●	the price at which the Options will be offered;

●	the currency or currencies in which the Options will be offered;

●	the date on which the right to exercise the Options will commence and the date on which the right will expire;

●	the number of Common Shares that may be issued upon exercise of each Option and the price and currency or currencies in which the Common Shares may be purchased upon exercise of each Option;

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●	the date or dates, if any, on or after which the Options and the related securities will be transferable separately;

●	any resale restrictions and vesting criteria related to the Options;

●	any applicable accelerated vesting provisions applicable to the Options;

●	any early termination provisions relating to the Options;

●	any material risk factors relating to such Options and the Common Shares to be issued upon exercise of the Options;

●	any other rights, privileges, restrictions and conditions attaching to the Options and the Common Shares to be issued upon exercise of the Options;

●	material Canadian and United States federal income tax consequences of owning and exercising the Options; and

●	any other material terms or conditions of the Options and the Securities to be issued upon exercise of the Options.

Prior to the exercise of any Options, holders of Options will not have any of the voting or other rights applicable to holders of Common Shares.

Subscription Receipts

This section describes the general terms that will apply to any Subscription Receipts that may be offered by us pursuant to the Prospectus. Subscription Receipts may be offered separately or together with Common Shares or Warrants, as the case may be. The Subscription Receipts will be issued under a Subscription Receipt agreement.

In the event we issue Subscription Receipts, we will provide the original purchasers of Subscription Receipts a contractual right of rescission exercisable following the issuance of Common Shares to such purchasers.

The applicable Prospectus Supplement will include details of the Subscription Receipt agreement covering the Subscription Receipts being offered. A copy of the Subscription Receipt agreement relating to an offering of Subscription Receipts will be filed by us with the applicable securities regulatory authorities after it has been entered into by us. The specific terms of the Subscription Receipts, and the extent to which the general terms described in this section apply to those Subscription Receipts, will be set forth in the applicable Prospectus Supplement. This description will include, where applicable:

●	the number of Subscription Receipts;

●	the price at which the Subscription Receipts will be offered;

●	the currency at which the Subscription Receipts will be offered and whether the price is payable in installments;

●	the procedures for the exchange of the Subscription Receipts into Common Shares, Warrants or Units;

●	the number of Common Shares, Warrants or Units that may be issued upon exercise or deemed conversion of each Subscription Receipt;

●	the designation and terms of any other Securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each Security;

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●	conditions to the conversion or exchange of Subscription Receipts into other Securities and the consequences of such conditions not being satisfied;

●	terms applicable to the gross or net proceeds from the sale of the Subscription Receipts plus any interest earned thereon;

●	the dates or periods during which the Subscription Receipts may be converted or exchanged;

●	the circumstances, if any, which will cause the Subscription Receipts to be deemed to be automatically converted or exchanged;

●	provisions applicable to any escrow of the gross or net proceeds from the sale of the Subscription Receipts plus any interest or income earned thereon, and for the release of such proceeds from such escrow;

●	if applicable, the identity of the Subscription Receipt agent;

●	whether the Subscription Receipts will be listed on any securities exchange;

●	whether the Subscription Receipts will be issued with any other Securities and, if so, the amount and terms of these Securities;

●	any minimum or maximum subscription amount;

●	whether the Subscription Receipts are to be issued in registered form, “book-entry only” form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

●	any material risk factors relating to such Subscription Receipts and the Securities to be issued upon conversion or exchange of the Subscription Receipts;

●	any other rights, privileges, restrictions and conditions attaching to the Subscription Receipts and the Securities to be issued upon exchange of the Subscription Receipts;

●	material Canadian and United States income tax consequences of owning or converting or exchanging the Subscription Receipts; and

●	any other material terms and conditions of the Subscription Receipts and the Securities to be issued upon the exchange of the Subscription Receipts.

The terms and provisions of any Subscription Receipts offered under a Prospectus Supplement may differ from the terms described above and may not be subject to or contain any or all of the terms described above.

Prior to the exchange of any Subscription Receipts, holders of such Subscription Receipts will not have any of the rights of holders of the Securities for which the Subscription Receipts may be exchanged, including the right to receive payments of dividends or the right to vote such underlying securities.

Debt Securities

We may issue Debt Securities in one or more series under an indenture (the “Indenture”), to be entered into among the Company and a financial institution to which the Trust and Loan Companies Act (Canada) applies or a financial institution organized under the laws of any province of Canada and authorized to carry on business as a trustee. Each such Indenture will set out the terms of the applicable series of the Debt Securities. The statements made hereunder relating to any Indenture and the Debt Securities to be issued thereunder are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Indenture. Each Indenture may provide that Debt Securities may be issued thereunder up to the aggregate principal amount which may be authorized from time to time by the Company.

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The specific terms and provisions of the Debt Securities offered pursuant to an accompanying Prospectus Supplement, and the extent to which the general terms and provisions described below may apply to such Debt Securities, will be described in such Prospectus Supplement.

The applicable Prospectus Supplement for any series of Debt Securities that we offer will describe the specific terms of the Debt Securities and may include, but is not limited to, any of the following:

●	the designation, aggregate principal amount and authorized denominations of such Debt Securities;

●	the currency or currency units for which the Debt Securities may be purchased and the currency or currency unit in which the principal and any interest is payable (in either case, if other than Canadian dollars);

●	the percentage of the principal amount at which such Debt Securities will be issued;

●	the date or dates on which such Debt Securities will mature;

●	the rate or rates per annum at which such Debt Securities will bear interest (if any), or the method of determination of such rates (if any);

●	the dates on which any interest will be payable and the record dates for such payments;

●	the trustee of the Debt Securities under the Indenture pursuant to which the Debt Securities are to be issued;

●	the designation and terms of any securities with which the Debt Securities will be offered, if any, and the number of Debt Securities that will be offered with each security;

●	whether the Debt Securities are subject to redemption or call and, if so, the terms of such redemption or call provisions;

●	whether such Debt Securities are to be issued in registered form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

●	any exchange or conversion terms;

●	whether the Debt Securities will be subordinated to other liabilities of the Company and, if so, to what extent;

●	certain material Canadian or United States tax consequences of owning the Debt Securities, if any; and

●	any other material terms and conditions of the Debt Securities.

Debt Securities may be issued at various times with different maturity dates, may bear interest at different rates and may otherwise vary. The Debt Securities may only be convertible into or exchangeable for securities of the Company and not into securities of other parties. Unless stated otherwise in the applicable Prospectus Supplement, no holder of Debt Securities will have the right to require us to repurchase the Debt Securities and there will be no increase in the interest rate if we become involved in a highly leveraged transaction or if we have a change of control.

Units

We may issue Units comprised of one or more of the other Securities described in the Prospectus in any combination. Each Unit will be issued so that the holder of the Unit is also the holder of each of the Securities included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each included Security. The unit agreement, if any, under which a Unit is issued may provide that the Securities included in the Unit may not be held or transferred separately, at any time or at any time before a specified date.

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The particular terms and provisions of Units offered by any Prospectus Supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the Prospectus Supplement filed in respect of such Units. This description will include, where applicable:

●	the number of Units offered;

●	the price or prices, if any, at which the Units will be issued;

●	the currency at which the Units will be offered;

●	the Securities comprising the Units;

●	whether the Units will be issued with any other Securities and, if so, the amount and terms of these Securities;

●	any minimum or maximum subscription amount;

●	whether the Units and the Securities comprising the Units are to be issued in registered form, “book-entry only” form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

●	any material risk factors relating to such Units or the Securities comprising the Units;

●	any other rights, privileges, restrictions and conditions attaching to the Units or the Securities comprising the Units; and

●	any other material terms or conditions of the Units or the Securities comprising the Units, including whether and under what circumstances the Securities comprising the Units may be held or transferred separately.

The terms and provisions of any Units offered under a Prospectus Supplement may differ from the terms described above and may not be subject to or contain any or all of the terms described above.

PLAN OF DISTRIBUTION

We may offer and sell Securities through agents, or through underwriters or dealers designated by us from time to time. We may distribute the Securities from time to time in one or more transactions at fixed prices (which may be changed from time to time), at market prices prevailing at the times of sale, at varying prices determined at the time of sale, at prices related to prevailing market prices or at negotiated prices including sales in transactions that are deemed to be “at-the-market distributions” as defined in NI 44-102, including sales made directly on the TSX, NASDAQ or other existing trading markets for the Securities. Any transactions that are deemed “at-the-market distributions” will be subject to applicable regulatory approval. No underwriter, dealer or agent, no affiliate of such an underwriter, dealer or agent and no person acting jointly or in concert with such an underwriter, dealer or agent involved in an “at-the-market distribution” will over-allot Securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market prices of the Securities. A description of such pricing will be disclosed in the applicable Prospectus Supplement. We may offer different classes of Securities in the same offering, or we may offer different classes of Securities in separate offerings.

A Prospectus Supplement will describe the terms of each specific offering of Securities, including: (i) the terms of the Securities to which the Prospectus Supplement relates, including the type of Securities being offered; (ii) the name or names of any agents, underwriters or dealers involved in such offering of Securities; (iii) the purchase price of the Securities offered thereby and the proceeds to, and the portion of expenses borne by, the Company from the sale of such Securities; (iv) any agents’ commission, underwriting discounts and other items constituting compensation payable to agents, underwriters or dealers; and (v) any discounts or concessions allowed or re-allowed or paid to agents, underwriters or dealers.

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If underwriters are used in an offering, the Securities offered thereby will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase Securities will be subject to the conditions precedent agreed upon by the parties and the underwriters will be obligated to purchase all Securities under that offering if any are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid to agents, underwriters or dealers may be changed from time to time.

Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under the Canadian securities legislation and the U.S. Securities Act, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

In connection with any offering of Securities, other than an “at-the-market distribution”, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

The Securities may also be sold through agents designated by the Company from time to time. Any agent involved in the offering and sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any agent is acting on a “best efforts” basis for the period of its appointment.

We may agree to pay the underwriters or agents a commission for various services relating to the issue and sale of any Securities offered under any Prospectus Supplement. In addition, underwriters or agents may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or agents and/or commissions from the purchasers for which they may act as agent. Agents, underwriters or dealers who participate in the distribution of the Securities may be entitled under agreements to be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.

Each class or series of Warrants, Options, Subscription Receipts, Debt Securities and Units will be a new issue of Securities with no established trading market. Unless otherwise specified in the applicable Prospectus Supplement, Warrants, Options, Subscription Receipts, Debt Securities or Units will not be listed on any securities or stock exchange. Unless otherwise specified in the applicable Prospectus Supplement, there is no market through which the Warrants, Options, Subscription Receipts, Debt Securities or Units may be sold, and purchasers may not be able to resell Warrants, Options, Subscription Receipts, Debt Securities or Units purchased under this Prospectus or any Prospectus Supplement. This may affect the pricing of the Warrants, Options, Subscription Receipts, Debt Securities or Units in the secondary market, the transparency and availability of trading prices, the liquidity of the Securities, and the extent of issuer regulation. Subject to applicable laws, certain dealers may make a market in the Warrants, Options, Subscription Receipts, Debt Securities or Units, as applicable, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any dealer will make a market in the Warrants, Options, Subscription Receipts or Units or as to the liquidity of the trading market, if any, for the Warrants, Options, Subscription Receipts, Debt Securities or Units.

In connection with any offering of Securities, unless otherwise specified in a Prospectus Supplement, underwriters or agents may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of Securities offered at levels other than those which might otherwise prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time.

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RISK FACTORS

Before making an investment decision to purchase any Securities, investors should carefully consider the information described in this Prospectus and the documents incorporated or deemed incorporated by reference herein, including the applicable Prospectus Supplement. There are certain risks inherent in an investment in the Securities, including the factors described in the AIF, in the MD&A and any other risk factors described herein or in a document incorporated or deemed incorporated by reference herein, which investors should carefully consider before investing. Additional risk factors relating to a specific offering of Securities will be described in the applicable Prospectus Supplement. Some of the factors described herein, in the documents incorporated or deemed incorporated by reference herein, and/or the applicable Prospectus Supplement are interrelated and, consequently, investors should treat such risk factors as a whole. If any of the adverse effects set out in the risk factors described herein, in the AIF, in the MD&A, in another document incorporated or deemed incorporated by reference herein or in the applicable Prospectus Supplement occur, it could have a material adverse effect on the business, financial condition and results of operations of the Company. Additional risks and uncertainties of which the Company currently is unaware or that are unknown or that it currently deems to be immaterial could have a material adverse effect on the Company’s business, financial condition and results of operations. The Company cannot assure you that it will successfully address any or all of these risks. There is no assurance that any risk management steps taken will avoid future loss due to the occurrence of the adverse effects set out in the risk factors herein, in the AIF, in the MD&A, in the other documents incorporated or deemed incorporated by reference herein or in the applicable Prospectus Supplement or other unforeseen risks.

Risks Related to Future Offerings

Speculative Nature of Investment Risk

An investment in the Securities carries a high degree of risk and should be considered as a speculative investment. The Company has no history of earnings, limited cash reserves, limited operating history, has not paid dividends, and is unlikely to pay dividends in the immediate or near future.

Potential Need for Additional Financing

The continued development of the Company will require additional financing. The Company’s activities do have scope for flexibility in terms of the amount and timing of expenditures, and expenditures may be adjusted accordingly. However, further operations will require additional capital and will depend on the Company’s ability to obtain financing through debt, equity or other means. The Company’s ability to meet its obligations and maintain operations may be contingent upon successful completion of additional financing arrangements. There is no assurance that the Company will be successful in obtaining the required financing in the future or that such financing will be available on terms acceptable to the Company. In addition, any future financing may also be dilutive to existing shareholders of the Company.

Potential Dilution

The Company’s articles allow it to issue an unlimited number of Common Shares for such consideration and on such terms and conditions as established by the board of directors of the Company, in many cases, without the approval of the Company’s shareholders. The Company cannot predict the size of future issuances of Common Shares or other Securities or the effect that future issuances and sales of Common Shares or other Securities will have on the market price of our Securities. Issuances of a substantial number of additional Securities, or the perception that such issuances could occur, may adversely affect prevailing market prices for the Common Shares. With any additional issuance of Common Shares, investors will suffer dilution to their voting power and the Company may experience dilution in its earnings per share.

Volatile Market Price of the Common Shares

The securities market in Canada has recently experienced a high level of price and volume volatility, and the market prices of securities of many companies have experienced wide fluctuations in price which have not necessarily been related to the operating performance, underlying asset values or prospects of such companies. There can be no assurance that continual fluctuations in price will not occur. It may be anticipated that any market for the Common Shares will be subject to market trends generally, notwithstanding any potential success of the Company. The value of the Common Shares distributed hereunder will be affected by such volatility.

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The volatility of the Common Shares may affect the ability of holders to sell the Common Shares at an advantageous price or at all. Market price fluctuations in the Common Shares may be adversely affected by a variety of factors relating to the Company’s business, including fluctuations in the Company’s operating and financial results, such results failing to meet the expectations of securities analysts or investors and downward revisions in securities analysis’ estimates in connection therewith, sales of additional Common Shares, governmental regulatory action, adverse change in general market conditions or economic trends, acquisitions, dispositions or other material public announcements by the Company or its competitors, along with a variety of additional factors, including, without limitation, those set forth under the heading “Cautionary Note Regarding Forward-Looking Information”. In addition, the market price for securities on stock markets, including the TSXV and NASDAQ is subject to significant price and trading fluctuations. These fluctuations have resulted in volatility in the market prices of securities that often has been unrelated or disproportionate to changes in operating performance. These broad market fluctuations may materially adversely affect the market price of the Company.

Additionally, the value of the Common Shares is subject to market value fluctuations based upon factors that influence the Company’s operations, such as legislative or regulatory developments, competition, technological change and changes in interest rates or foreign exchange rates. There can be no assurance that the market price of the Common Shares will not experience significant fluctuations in the future, including fluctuations that are unrelated to the Company’s performance. As at the date of this Prospectus, only the Common Shares are listed on a securities exchange and may be purchased in the secondary market.

Market for Securities

There is no existing trading market for the Warrants, Options, Subscription Receipts, Debt Securities or Units. As a result, there can be no assurance that a liquid market will develop or be maintained for those Securities, or that a purchaser will be able to sell any of those Securities at a particular time (if at all). We may not list the Warrants, Options, Subscription Receipts, Debt Securities or Units on any Canadian or U.S. securities exchange.

Future Sales Affecting Market Price

In order to finance future operations, we may determine to raise funds through the issuance of additional Common Shares or the issuance of debt instruments or other securities convertible into Common Shares. We cannot predict the size of future issuances of Common Shares or the issuance of debt instruments or other securities convertible into Common Shares or the dilutive effect, if any, that future issuances and sales of our securities will have on the market price of our Common Shares. These sales may have an adverse impact on the market price of our Common Shares.

Management Discretion Concerning Use of Proceeds

Our management will have substantial discretion concerning the use of proceeds of an offering under any Prospectus Supplement as well as the timing of the expenditure of the proceeds thereof. As a result, investors will be relying on the judgment of management as to the specific application of the proceeds of any offering of Securities under any Prospectus Supplement. Management may use the net proceeds of any offering of Securities under any Prospectus Supplement in ways that an investor may not consider desirable. The results and effectiveness of the application of the net proceeds are uncertain.

Enforcement of Civil Liabilities

Certain of our subsidiaries and assets are located outside of Canada and the United States. Accordingly, it may be difficult for investors to enforce within Canada any judgments obtained against the Company, including judgments predicated upon the civil liability provisions of applicable Canadian securities laws or otherwise. Consequently, investors may be effectively prevented from pursuing remedies against the Company under Canadian securities laws or otherwise. The Company has subsidiaries incorporated in Israel. It may not be possible for shareholders to effect service of process outside of Canada against the directors and officers of the Company who are not resident in Canada. In the event a judgment is obtained in a Canadian court against one or more of such persons for violations of Canadian securities laws or otherwise, it may not be possible to enforce such judgment against persons not resident in Canada. Additionally, it may be difficult for an investor, or any other person or entity, to assert Canadian securities law or other claims in original actions instituted in the United States. Courts in such jurisdiction may refuse to hear a claim based on a violation of Canadian securities laws or otherwise on the grounds that such jurisdiction is not the most appropriate forum to bring such a claim. Even if a foreign court agrees to hear a claim, it may determine that the local law, and not Canadian law, is applicable to the claim. If Canadian law is found to be applicable, the content of applicable Canadian law must be proven as a fact, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by foreign law.

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All of the directors and officers of the Company and the experts named herein or in the documents incorporated by reference herein are resident outside of the United States and all of the Company’s assets and the assets of such persons are located outside of the United States. Consequently, it may be difficult for United States investors to effect service of process within the United States on the Company, its directors or officers or such experts, or to realize in the United States on judgments of courts of the United States predicated on civil liabilities under the U.S. Securities Act. Investors should not assume that Canadian courts would enforce judgments of United States courts obtained in actions against the Company or such persons predicated on the civil liability provisions of the United States federal securities laws or the securities or “blue sky” laws of any state within the United States or would enforce, in original actions, liabilities against the Company or such persons predicated on the United States federal securities or any such state securities or “blue sky” laws. A final judgment for a liquidated sum in favor of a private litigant granted by a United States court and predicated solely upon civil liability under United States federal enforceable in Canada if the United States court in which the judgment was obtained had a basis for jurisdiction in the matter that would be recognized by the domestic Canadian court for the same purposes. There is a significant risk that a given Canadian court may not have jurisdiction or may decline jurisdiction over a claim based solely upon United States federal securities law on application of the conflict of laws principles of the province in Canada in which the claim is brought.

The Company filed with the SEC, concurrently with the Registration Statement, an appointment of agent for service of process on Form F-X. Under the Form F-X, the Company appointed Cogency Global Inc., with an address at 122 East 42nd Street, 18th Floor, New York, NY 10168; telephone 1-800-221-0102, as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Company in a United States court arising out of or related to or concerning the offering of Securities under the Registration Statement.

CERTAIN INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement will describe certain Canadian federal income tax consequences to investors described therein of acquiring Securities. The applicable Prospectus Supplement may also describe certain U.S. federal income tax consequences of the acquisition, ownership and disposition of any of the Securities offered thereunder by an initial investor who is subject to United States federal taxation. Investors should read the tax discussion in any Prospectus Supplement with respect to a particular offering and consult their own tax advisors with respect to their own particular circumstances.

INTERESTS OF EXPERTS

Unless otherwise specified in the Prospectus Supplement relating to the Securities, certain legal matters will be passed upon on our behalf by Aird & Berlis LLP with respect to matters of Canadian law. In addition, certain legal matters in connection with an offering and sale of Securities will be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of such offering and sale by such underwriters, dealers or agents with respect to matters of Canadian and, if applicable, United States or other foreign law. As at the date hereof, the partners and associates of Aird & Berlis LLP, as a group, own less than 1% of the outstanding securities of the Company.

BDO Ziv Haft has prepared an independent auditors’ report dated March 31, 2022 in respect of the consolidated financial statements of the Company as at and for the year ended December 31, 2021 and 2020 which are incorporated by reference in this Prospectus. Such firm has confirmed that it is independent of the Company within the meaning of the relevant rules and related interpretations prescribed by the relevant professional bodies in Canada and any applicable legislation and regulations and within the meaning of the U.S. Securities Act and the applicable rules and regulations thereunder adopted by the SEC and the Public Company Accounting Oversight Board (United States).

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AUDITORS, TRANSFER AGENT AND REGISTRAR

The independent auditor of the Company is BDO Ziv Haft at its principal office in Tel Aviv, Israel.

The registrar and transfer agent of the Common Shares is Computershare Trust Company of Canada at its principal office in Vancouver, British Columbia.

STATUTORY RIGHTS OF WITHDRAWAL AND RESCISSION

Securities legislation in certain of the provinces and territories of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may be exercised within two business days after receipt or deemed receipt of a prospectus and any amendment. In several of the provinces and territories, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, revisions of the price or damages if the prospectus and any amendment contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission, revision of the price or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for the particulars of these rights or consult with a legal adviser.

In an offering of convertible, exchangeable or exercisable Securities, investors are cautioned that the statutory right of action for damages for a misrepresentation contained in the prospectus is limited, in certain provincial and territorial securities legislation, to the price at which the convertible, exchangeable or exercisable Securities is offered to the public under the prospectus offering. This means that, under the securities legislation of certain provinces and territories, if the purchaser pays additional amounts upon conversion, exchange or exercise of the security, those amounts may not be recoverable under the statutory right of action for damages that applies in those provinces and territories. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for the particulars of this right of action for damages or consult with a legal adviser.

In addition to statutory rights of withdrawal and rescission, original purchasers of Warrants (if offered separately from other Securities) and Subscription Receipts will have a contractual right of rescission against the Company in respect of the exercise of such warrant or subscription receipt, as the case may be.

The contractual right of rescission will entitle such original purchasers to receive, in addition to the amount paid on original purchase of the Warrant or Subscription Receipt (or units comprised partly thereof), as the case may be, the amount paid upon exercise upon surrender of the underlying securities gained thereby, in the event that this Prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the conversion, exchange or exercise takes place within 180 days of the date of the purchase of the Warrant or Subscription Receipt under this Prospectus; and (ii) the right of rescission is exercised within 180 days of the date of purchase of the Warrant or Subscription Receipt under this Prospectus. This contractual right of rescission will be consistent with the statutory right of rescission described under section 130 of the Securities Act (Ontario), and is in addition to any other right or remedy available to original purchasers under section 130 of the Securities Act (Ontario) or otherwise at law.

Original purchasers are further advised that in certain provinces and territories the statutory right of action for damages in connection with a prospectus misrepresentation is limited to the amount paid for the security that was purchased under a prospectus, and therefore a further payment at the time of exercise may not be recoverable in a statutory action for damages. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of these rights or consult with a legal advisor.

Purchasers of Securities distributed under an “at-the-market distribution” by the Company do not have the right to withdraw from an agreement to purchase Securities and do not have remedies of rescission or, in some jurisdictions, revisions of the price, or damages for non-delivery of the prospectus, prospectus supplement, and any amendment relating to Securities purchased by such purchaser because the prospectus, prospectus supplement, and any amendment relating to the Securities purchased by such purchaser will not be sent or delivered, as permitted under Part 9 of NI 44-102. Any remedies under securities legislation that a purchaser of Securities distributed under an “at-the-market distribution” by the Company may have against the Company or its agents for rescission or, in some jurisdictions, revisions of the price, or damages if the prospectus, prospectus supplement, and any amendment relating to securities purchased by a purchaser contain a misrepresentation will remain unaffected by the non-delivery of the prospectus referred to above. A purchaser’s rights and remedies under applicable securities legislation against the dealer underwriting or acting as an agent for the issuer in an “at-the market distribution” will not be affected by that dealer’s decision to effect the distribution directly or through a selling agent. A purchaser should refer to applicable securities legislation for the particulars of these rights and should consult a legal adviser.

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CERTIFICATE OF A2Z SMART TECHNOLOGIES CORP.

Dated: April 26, 2022

This Prospectus, together with the documents incorporated by reference, constitutes full, true and plain disclosure of all material facts relating to the securities offered by this Prospectus as required by the securities legislation of each of the provinces and territories of Canada.

(Signed) “Bentsur Joseph” Chief Executive Officer	(Signed) “Gadi Levin” Chief Financial Officer

On behalf of the Board of Directors of A2Z Smart Technologies Corp.

(Signed) “Alan Rootenberg” Director	(Signed) “Yonatan de Jongh” Director

PART II
INFORMATION NOT REQUIRED TO BE DELIVERED TO
OFFEREES OR PURCHASERS

Indemnification of Directors and Officers.

The Registrant is subject to the provisions of Part 5, Division 5 of the Business Corporations Act (British Columbia) (the “Act”).

Under Section 160 of the Act, an individual who:

●	is or was a director or officer of the Registrant,
●	is or was a director or officer of another corporation (i) at a time when the corporation is or was an affiliate of the Registrant, or (ii) at the request of the Registrant, or
●	at the request of the Registrant, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity,

and including, subject to limited exceptions, the heirs and personal or other legal representatives of that individual (collectively, an “eligible party”), may be indemnified by the Registrant against a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, a proceeding (an “eligible penalty”) in which, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Registrant or an associated corporation, (a) the eligible party is or may be joined as a party, or (b) the eligible party is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding (“eligible proceeding”) to which the eligible party is or may be liable. Section 160 of the Act also permits the Registrant to pay the expenses actually and reasonably incurred by an eligible party after the final disposition of the eligible proceeding.

Under Section 161 of the Act, the Registrant must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by the eligible party in respect of that proceeding if the eligible party (a) has not been reimbursed for those expenses, and (b) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.

Under Section 162 of the Act and subject to Section 163 of the Act, the Registrant may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of that proceeding; provided the Registrant must not make such payments unless it first receives from the eligible party a written undertaking that, if it is ultimately decided that the payment of expenses is prohibited by Section 163, the eligible party will repay the amounts advanced.

Under Section 163 of the Act, the Registrant must not indemnify an eligible party against eligible penalties to which the eligible party is or may be liable or pay the expenses of an eligible party in respect of that proceeding under Sections 160, 161 or 162of the Act, as the case may be, if any of the following circumstances apply:

●	if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the Registrant was prohibited from giving the indemnity or paying the expenses by its articles;
●	if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the Registrant is prohibited from giving the indemnity or paying the expenses by its articles;
●	if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the Registrant or the associated corporation, as the case may be; or
●	in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

If an eligible proceeding is brought against an eligible party by or on behalf of the Registrant or by or on behalf of an associated corporation, the Registrant must not either indemnify the eligible party against eligible penalties to which the eligible party is or may be liable in respect to the proceeding, or, after the final disposition of an eligible proceeding, pay the expenses of the eligible party under Sections 160, 161 or 162 of the Act, as the case may be, in respect of the proceeding.

Under Section 164 of the Act, and despite any other provision of Part 5, Division 5 of the Act and whether or not payment of expenses or indemnification has been sought, authorized or declined under Part 5, Division 5 of the Act, the Supreme Court of British Columbia may, on application of the Registrant or an eligible party, do one or more of the following things:

●	order the Registrant to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;
●	order the Registrant to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;
●	order the enforcement of, or payment under, an agreement of indemnification entered into by the Registrant;
●	order the Registrant to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under Section 164 of the Act; or
●	make any other order the court considers appropriate.

Section 165 of the Act provides that the Registrant may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, our company or an associated corporation.

The foregoing description is qualified in its entirety by reference to the Act.

Under the articles of the Registrant, and subject to the provisions of the Act, the Registrant must indemnify a director, former director or alternate director of the Registrant, and the heirs and legal personal representatives of all such persons, against all eligible penalties to which such person is or may be liable in relation to a legal proceeding or investigative action, whether current or threatened, pending or completed, in which any director, former director or alternative director, or any of their heirs and legal personal representatives, by reason that he or she is or was a director or alternative director of the Registrant, is or may be joined as a party, or is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding; and the Registrant must, after the final disposition of such a legal proceeding or investigative action, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director is deemed to have contracted with the Registrant on the terms of the mandatory indemnity contained in the Registrant’s articles.

Under its articles, and subject to the Act, the Registrant may indemnify any person. The Registrant has entered into indemnity agreements with certain of its current (and may enter into indemnity agreements with its future) directors, officers, and service providers.

The failure of a director, alternate director or officer of the Registrant to comply with the Act or the articles of the Registrant does not invalidate any indemnity to which such person is entitled under the Registrant’s articles.

Under the articles of the Registrant and subject to the Act, the Registrant may purchase and maintain insurance for the benefit of any person (or his or her heirs and legal personal representatives) who is or was a director, alternative director, officer, employee or agent of the Registrant; is or was a director, alternate director, officer, employee or agent of a corporation at a time when the corporation is or was an affiliate of the Registrant; at the request of the Registrant, is or was a director, alternate director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity; at the request of the Registrant, holds or held a position equivalent to that of a director, alternate director or officer of a partnership, trust, joint venture or other unincorporated entity; against any liability incurred by him or her as such director, alternate director, officer, employee or agent or person who holds or held such equivalent position.

The Registrant maintains directors’ and officers’ liability insurance. The policies provide a maximum coverage in any one policy year of $5 million in annual claims (subject to a deductible of $5 million per securities claim and $1.5 million for all other claims, payable by the Registrant). The primary policy insures (a) the directors and officers of the Registrant against losses arising from claims against them for certain of their actual or alleged wrongful acts (as defined within the insurance policy), (b) the Registrant for payments made pursuant to the Registrant’s indemnification of its directors and officers, and (c) the Registrant when it is directly named in a securities claim. The excess policy insures the directors and officers of the Registrant against losses arising from claims against them for certain of their actual or alleged wrongful acts (as defined within the insurance policy). The premiums for the policies are not allocated between directors and officers as separate groups.

Insofar as indemnification for liabilities arising under the United States Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the United States Securities Act of 1933 and is therefore unenforceable.

EXHIBITS

EXHIBIT	DESCRIPTION OF EXHIBIT

4.1*	The Registrant’s Annual Information Form for the fiscal year ended December 31, 2021(incorporated by reference to Exhibit 99.1 of the registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2021, filed with the Commission on April 1, 2022) (File No. 001-40472)

4.2*	Audited Consolidated Financial Statements for the fiscal year ended December 31, 2021, together with the notes thereto and the auditor’s report thereon (incorporated by reference to Exhibit 99.2 of the registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2021, filed with the Commission on April 1, 2022) (File No. 001-40472)

4.3*	Management’s Discussion and Analysis for the year ended December 31, 2021 (incorporated by reference to Exhibit 99.3 of the registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2021, filed with the Commission on April 1, 2022) (File No. 001-40472)

4.4*	Management information circular of the Company dated February 27, 2022 relating to the annual and special meeting of shareholders held on March 28, 2022 (incorporated by reference to Exhibit 99.10 of the registrant’s Report on Form 6-K filed with the Commission on March 10, 2022) (File No. 001-40472)

4.5*	Material change report dated February 7, 2022 with respect to the Company’s acquisition of all of the issued and outstanding shares of Isramat Ltd. (incorporated by reference to Exhibit 99.2 of the registrant’s Report on Form 6-K filed with the Commission on March 10, 2022) (File No. 001-40472)

4.6*	Material change report dated March 23, 2022 with respect to the reappointment of Mr. Gadi Levin as Chief Financial Officer of the Company (incorporated by reference to Exhibit 99.1 of the registrant’s Report on Form 6-K filed with the Commission on March 16, 2022) (File No. 001-40472)

5.1	Consent of BDO Ziv Haft

5.2	Consent of Aird & Berlis LLP

6.1*	Powers of Attorney (included on the signature page of this Registration Statement)

7.1*	Form of Indenture

107*	Filing Fee Table

* Previously filed or furnished to the Commission.

PART III
UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.	Undertaking.

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.

Item 2.	Consent to Service of Process.

(a)	Concurrently with the filing of this Registration Statement on Form F-10, the Registrant has filed with the Commission a written irrevocable consent and power of attorney on Form F-X.

(b)	Any change to the name or address of the agent for service of the Registrant will be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10/A and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Azriel, Country of Israel, on April 28, 2022.

A2Z SMART TECHNOLOGIES CORP.

By:	/s/ Gadi Levin
Name:	Gadi Levin
Title:	Chief Financial Officer

POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints Bentsur Joseph and Gadi Levin, and each of them, either of whom may act without the joinder of the other, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and registration statements filed pursuant to Rule 429 under the U.S. Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the U.S. Securities Act, this Registration Statement has been signed by or on behalf of the following persons in the capacities indicated on April 28, 2022.

Signature	Title

/s/ Bentsur Joseph	Chief Executive Officer (Principal Executive Officer)
Bentsur Joseph

/s/ Gadi Levin	Chief Financial Officer (Principal Financial Officer)
Gadi Levin

/s/ Amnon Poleg	Chief Technology Officer
Amnon Poleg

/s/ Alan Rootenberg	Director
Alan Rootenberg

/s/ Yonatan de Jongh	Director
Yonatan de Jongh

/s/ Shlomo Menachem Pashker	Director
Shlomo Menachem Pashker

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, solely in its capacity as the duly authorized representative of the Registrant in the United States, on April 28, 2022.

By:	Cogency Global Inc.
/s/ Colleen A De Vries
Name:	Colleen A De Vries
Title:	Sr. Vice President on behalf of Cogency Global Inc.